Exhibit 10



              RESOLUTION OF THE BOARD OF DIRECTORS
                    ADOPTED NOVEMBER 21, 1995


      RESOLVED, that the Company establish a Senior Executive Bonus Pool for fiscal 1996 payable to Herbert F. Imhoff, the Company's Chairman of the Board and CEO, and to Herbert F. Imhoff, Jr., the Company's Executive Vice President, with the total sum of the pool to be divided between the two executives, in proportion to each executive's salary.

The Executive Bonus Pool will be equal to an aggregate amount based upon the following contingency formula:

   No executive bonus will be earned unless the Company's consolidated pretax earnings exceed $1,000,000.

   If consolidated pretax earnings exceed $1,000,000 but are less than $1,500,000, a bonus equal to 20% of the Company's pretax earnings which exceed $1,000,000 will be added to the Executive Bonus Pool.

   If consolidated pretax earnings exceed $1,500,000, a bonus equal to 25% the Company's pretax earnings which exceed $1,000,000 will be added to the Executive Bonus Pool.

The contingency terms of this Executive Bonus Pool formula merely establish the year-end bonus percentage rate and are not cumulative.